Exhibit 99.1

[GoAmerica Logo]

CONTACTS:

GoAmerica
Laura Kowalcyk
Cubitt Jacobs & Prosek
lkowalcyk@cjpcom.com
212-279-3115 x209

Hands On Video Relay Services, Inc.
Traci Kantowksi
Carry On Communications
(630) 871-6629

Clearlake Capital Group
Kristin Celauro
Owen Blicksilver PR, Inc.
Kristin@blicksilverpr.com
732-433-5200

             GOAMERICA(R) ANNOUNCES AGREEMENT TO MERGE WITH HANDS ON
                           VIDEO RELAY SERVICES, INC.

  Transaction Will Enhance Strengths in Telecommunications Relay, Wireless, and
                             Interpreting Services

HACKENSACK, N.J., September 12, 2007 - GoAmerica, Inc. (NASDAQ: GOAM), a provider of communications services for people who are deaf, hard-of-hearing, or speech-disabled, today announced the execution of a definitive merger agreement with Hands On Video Relay Services, Inc. for $35.0 million in cash and 6.7 million shares of GoAmerica common stock.

Based on the closing price of GoAmerica's stock on September 11, 2007, the total consideration is approximately $69 million. The Hands On merger is conditioned on consummation of GoAmerica's acquisition of Verizon's Telecommunications Relay Services Division, which was announced on August 2, 2007.

Hands On Video Relay Services, Inc. ("Hands On"), a privately held company headquartered in Rocklin, California, is a growing and prominent provider of Video Relay Services ("VRS"). The company provides audio and video communications that allow deaf and hard-of-hearing people to communicate effectively and naturally with the hearing world by linking callers, via the Internet, to certified Video Interpreters who interpret between the visual language of American Sign Language ("ASL") and the

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auditory  language of a hearing person.  The company offers video relay services under the Hands On brand and privately labeled for AT&T and Sprint, as well as community-based sign language interpreting services.

"This transaction, coupled with the pending purchase of Verizon's Telecommunications Relay Services business that we announced in early August, strengthens GoAmerica's position in the market and broadens the choice of communications options for our customers," said Dan Luis, CEO of GoAmerica. "These transactions, together with the financing that we have negotiated, strengthen our balance sheet and position us to continue delivering innovative, high-quality communications services to the deaf, hard of hearing, and speech-disabled market."

On a pro-forma, trailing twelve month basis ending June 30, 2007, the combination of GoAmerica, Verizon TRS, and Hands On would have generated approximately $105 million in revenue. Additional financial information will be described in more detail in future filings by GoAmerica with the Securities and Exchange Commission.

Ronald Obray, Founder and CEO of Hands On, stated, "Our investors and management team found common ground with GoAmerica because of our shared vision for breaking down barriers between deaf or hard-of-hearing people and the hearing community. Together we will continue to build a world-class company, focused on language and communications services for people who are deaf or hard of hearing. We are excited about combining Hands On's strengths in video relay and community interpreting with GoAmerica's strengths in text relay and wireless communications."

Edmond Routhier, Chairman & President of Hands On, stated, "With this merger, our mission of delivering the highest quality interpreting service is now fully supported by a combined company with significant scale, and by financial partners committed to continued growth and service excellence. The merger is positive for the deaf and hard-of-hearing community and the employees of the combined company, who will benefit from expanding career opportunities and enjoy the personal reward of creating an equal playing field for our loyal users."

Transaction Sponsorship

As previously announced on August 2, 2007, in connection with capital committed to fund GoAmerica's acquisition of Verizon's Telecommunications Relay Services Division, GoAmerica received a time-specific, contingent financing commitment for a follow-on transaction. The Hands On transaction will be financed through $5 million of committed equity financing and $40 million of committed senior debt financing, funded in each case by Clearlake Capital Group ("Clearlake Capital"); this brings the total Clearlake Capital financing commitment to GoAmerica to $110 million in equity and debt. Concurrently with the execution of the Hands On definitive agreement, but subject to certain closing conditions, Clearlake Capital:

      o Agreed to purchase an additional 967,118 shares of GoAmerica Series A preferred stock at a previously negotiated price of $5.17 per share; and

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      o     Provided  GoAmerica  with a  commitment  letter  for $40  million of senior debt financing to be raised for the closing of the Hands On transaction.

The issuances of Series A preferred stock described in this press release, as well as the asset purchase and merger transactions, are subject to stockholder approval.

Certain Approvals

The Verizon acquisition is subject to the receipt of regulatory approvals and both the Verizon acquisition and Hands On merger are subject to the receipt of the approval of GoAmerica's shareholders and other customary conditions, but are not subject to a separate financing contingency. The Hands On merger is conditioned on consummation of the Verizon acquisition. Both transactions, as well as the financings, will be more fully detailed in future filings by GoAmerica with the Securities and Exchange Commission.

Board and Management

Following the close of the Hands On transaction, GoAmerica's Board of Directors will consist of eight members. Continuing directors from GoAmerica include Aaron Dobrinsky, who will continue to serve as Chairman of the combined company, Dan Luis, who will continue to serve as CEO of the combined company, and Behdad Eghbali, Partner from Clearlake Capital Group. Steven Chang, also a Partner from Clearlake Capital will join the Board upon closing of the contemplated transactions.

Edmond Routhier, President of Hands On, will serve as President of the combined company and also as a director. Additional Board members from Hands On include Bill McDonagh and Steve Eskenazi. Together, the Board will identify and select an additional independent director.

Additional management positions will be announced when the transaction closes and remain subject to the parties' completion of an integration plan for the businesses.

Business Integration Planning

In connection with these transactions, GoAmerica is increasing its investment in integration planning by adding team members who are focused exclusively on integration. "Our integration team is already off to a rigorous start with Verizon's team. We're focused on detailed planning, ensuring that our integration timetables are well-founded and that all milestones are achieved on schedule," said Dan Luis. "We look forward to incorporating the Hands On team into this process and achieving the strategic goals of the combined company."

Advisors

JMP Securities acted as exclusive financial advisors to Hands On in this transaction.

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About Telecommunications Relay Services

Telecommunications Relay Services ("TRS"), created by Title IV of the Americans with Disabilities Act of 1990 ("ADA"), enables an individual with a hearing or speech disability to communicate by telephone or other device through the telephone system with a person without such a disability through a communications assistant ("CA") at a relay center.

Internet-based TRS are delivered in both text- and video-based forms. Text services, often called "IP relay", enable deaf or hard of hearing callers to use a Web-connected computer or wireless handheld device to place calls, which are connected to a relay operator. The relay operator calls the voice number and then verbally speaks the text message typed by the deaf caller to the hearing recipient and types the hearing party's responses back to the deaf party.

Using VRS, a deaf caller begins a call by communicating directly with a sign language interpreter over a live video connection, either on a webcam-equipped PC or a set-top videophone; the interpreter places the call on the deaf person's behalf, and translates the sign language into audible speech for the hearing person, and back into sign language for the deaf caller. This real-time call enables a deaf person to have phone conversations with hearing friends, family, and colleagues more naturally using sign language.

TRS providers, such as GoAmerica, receive reimbursement either directly from state contracts, or from a pool of funds, collected from telephone carriers by the Federal Communications Commission ("FCC") and administered by the National Exchange Carriers Association ("NECA"), based on the number of conversation minutes handled by each provider.

About Hands On Video Relay Services, Inc.

Hands On is a recognized leader in Video Relay Services throughout the country. The company is the second largest VRS provider in the nation. The company has been serving the needs of the Deaf and Hard of Hearing community since 1992 when it first established Hands On Sign Language Services, Inc., a community based sign language services agency. The company is committed to removing communication barriers for Deaf and Hard of Hearing individuals while providing quality services they can rely on. Hands On is a linguistically diverse company that employs both Deaf/Hard of Hearing and hearing employees.

About GoAmerica

GoAmerica provides a wide range of wireless and relay communications services, customized for people who are deaf, hard-of-hearing, or speech-disabled. The Company's vision is to improve the quality of life of its customers by being their premier provider of innovative communication services. For more information on the Company or its services, visit http://www.goamerica.com or contact GoAmerica directly at TTY 201-527-1520, voice 201-996-1717 or via Internet Relay by visiting http://www.i711.com.

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About Clearlake Capital Group

Clearlake Capital Group is a private investment firm integrating private equity, leveraged finance, and special situations in both private and public market opportunities. Clearlake Capital seeks to partner with world-class management teams to invest in businesses going through change or expansion with patient long-term capital. The firm has a flexible mandate to invest across the capital structure in corporate divestitures, recapitalizations, restructurings, going private buyouts and minority equity investments. Clearlake Capital's founding principals, Steven Chang, Behdad Eghbali, and Jose Feliciano, have led over 30 investments totaling more than $3 billion of capital in sectors including business services, communications and media, energy and power, healthcare, manufacturing, retail/consumer and technology.

Safe Harbor

The statements contained in this news release that are not based on historical fact -- including statements regarding the anticipated results and effects of the pending acquisitions -- constitute "forward-looking statements" that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "may", "will", "expect", "estimate", "anticipate", "continue", or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve risks and uncertainties, including, but not limited to: (i) our limited operating history; (ii) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (iii) our dependence on wireless carrier networks; (iv) our ability to respond to increased competition in the wireless data industry; (v) our ability to integrate acquired businesses and technologies; (vi) our ability to generate revenue growth; (vii) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; and (viii) difficulties inherent in predicting the outcome of regulatory processes. Such risks and others are more fully described in the Risk Factors set forth in our filings with the Securities and Exchange Commission. Our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements. GoAmerica is not obligated to update and does not undertake to update any of its forward looking statements made in this press release. Each reference in this news release to "GoAmerica", the "Company" or "We", or any variation thereof, is a reference to GoAmerica, Inc. and its subsidiaries. "GoAmerica", the "GoAmerica" logo, "i711", and the "i711.com" logo, and "Relay and Beyond" are registered trademarks of GoAmerica. "i711.com" and "i711 Wireless" are trademarks and service marks of GoAmerica. Other names may be trademarks of their respective owners.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT:

In connection with the proposed acquisition of the assets of Verizon's TRS Division, the proposed acquisition of Hands On and the proposed equity financings described herein, GoAmerica will file a proxy statement with the Securities and Exchange Commission (the "SEC"). INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND THE PARTIES TO THE PROPOSED TRANSACTIONS.

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Investors and  stockholders  may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at www.sec.gov. GoAmerica's stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail to the Company at 433 Hackensack Avenue, Hackensack, New Jersey 07601, or by telephone to (201) 996-1717.

GoAmerica and its directors and officers may be deemed to be participants in the solicitation of proxies from GoAmerica's stockholders with respect to the proposed transactions. Information about GoAmerica's directors and officers and their ownership of GoAmerica common stock is set forth in the GoAmerica proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be set forth in the proxy statement relating to the proposed transactions when it becomes available.

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